Exhibit 99.1

THMS HOLDINGS, LLC and SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS
(WITH INDEPENDENT AUDITORS' REPORT)

DECEMBER 31, 2020 and 2019

bakertilly

THMS HOLDINGS, LLC and SUBSIDIARIES

INDEPENDENT AUDITORS’ REPORT

To the Managing Member of
THMS Holdings, LLC and Subsidiaries:

We have audited the accompanying consolidated financial statements of THMS Holdings, LLC (a Delaware limited liability company) and Subsidiaries, which comprise the consolidated balance sheet as of December 31, 2020, and the related consolidated statements of operations, changes in members’ equity, and cash flows for the year then ended, and the related notes to consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit.  We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements.  The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error.  In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control.  Accordingly, we express no such opinion.  An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the 2020 consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of THMS Holdings, LLC and Subsidiaries as of December 31, 2020, and the consolidated results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Prior Period Consolidated Financial Statements

The 2019 consolidated financial statements of THMS Holdings, LLC and Subsidiaries, were audited by other auditors whose report dated April 15, 2020 except for the effects of the change in accounting principle which are dated February 4, 2022, expressed an unmodified opinion on those statements.

Baker Tilly US, LLP trading as Baker Tilly is a member of the global network of Baker Tilly International Ltd., the members of which are separate and independent legal entities.  © 2018 Baker Tilly US, LLP

 Emphasis of Matter

As discussed in Note 2 to the consolidated financial statements, the Company has recorded a change in accounting principle in relation to the Company’s business combinations and related goodwill and intangible assets as the Company is now considered to be a public business entity based on Accounting Standards Update No. 2013-12. Our opinion is not modified with respect to that matter.

/s/ Baker Tilly US, LLP
Plano, Texas
April 28, 2021, except for the effects of the change in accounting principle as described in Note 2, Note 3, the Goodwill and Intangible Assets section of Note 4, and Note 7 to the consolidated financial statements as to which the date is February 17, 2022

Baker Tilly US, LLP trading as Baker Tilly is a member of the global network of Baker Tilly International Ltd., the members of which are separate and independent legal entities.  © 2018 Baker Tilly US, LLP

THMS HOLDINGS, LLC AND SUBSIDIARIES
Consolidated Balance Sheets
December 31, 2020 and 2019

ASSETS
	2020	2019
CURRENT ASSETS
Cash and cash equivalents	$1,226,434	$252,039
Accounts receivable, net	7,737,716	4,242,946
Inventories, net	11,928,769	13,400,998
Note receivable	37,839	-
Prepaid expenses and other current assets	883,671	494,629
Total current assets	21,814,429	18,390,612

NON-CURRENT ASSETS
Property and equipment, net	3,084,820	3,119,224
Intangibles, net	30,579,829	31,088,034
Goodwill	14,533,362	14,236,559
Other assets	509,244	43,211
Total non-current assets	48,707,256	48,487,028

TOTAL ASSETS	$70,521,685	$66,877,640
LIABILITIES AND MEMBERS' EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilites	$4,902,698	$1,711,949
Line of credit	-	1,369,263
Current portion of long-term debt	1,891,406	1,513,125
Total current liabilities	6,794,104	4,594,337

NON-CURRENT LIABILITES
Interest rate swap contract	442,365	243,935
Long-term debt, net of current portion	15,256,018	17,118,147
Subordinated notes payable	9,959,213	9,922,485
Total non-current liabilities	25,657,595.82	27,284,567

TOTAL LIABILITIES	32,451,700	31,878,904

MEMBERS' EQUITY
Members' Interest	39,745,000	39,495,000
Accumulated deficit	(1,675,015)	(4,496,264)
Members' equity	38,069,985	34,998,736

TOTAL LIABILITIES AND MEMBERS' EQUITY	$70,521,685	$66,877,640

The accompanying notes are an integral part of these consolidated financial statements.

THMS HOLDINGS, LLC AND SUBSIDIARIES
Consolidated Statements of Operations
Year Ended December 31, 2020 and Period
from April 30, 2019 (Inception) to December 31, 2019

	2020	2019

REVENUES, net	$69,072,709	$30,310,196

COST OF SALES (exclusive of depreciation shown separately below)	45,181,836	20,127,331

GROSS PROFIT	23,890,873	10,182,865

OPERATING EXPENSES
Selling, general, and administrative	17,291,473	9,987,390
Depreciation	638,084	370,887
Business acquisition transaction costs	281,603	2,146,844
Total operating expenses	18,211,160	12,505,121

INCOME (LOSS) FROM OPERATIONS	5,679,714	(2,322,256)

OTHER INCOME (EXPENSES)
Interest income	1,968	8,551
Interest expense	(2,860,433)	(2,182,559)
Total other expenses	(2,858,465)	(2,174,008)

NET INCOME (LOSS)	$2,821,249	$(4,496,264)

The accompanying notes are an integral part of these consolidated financial statements.

THMS HOLDINGS, LLC AND SUBSIDIARIES
Consolidated Statements of Changes in Members’ Equity
Year Ended December 31, 2020 and Period
from April 30, 2019 (Inception) to December 31, 2019

	Members' Interest	Accumulated Deficit	Total Members' Equity

Balance at April 30, 2019	$-	$-	$-

Contributions from members	39,495,000	-	39,495,000

Net loss	-	(4,496,264)	(4,496,264)

Balance at December 31, 2019	39,495,000	(4,496,264)	34,998,736

Class AA units rollover	250,000	-	250,000

Net income	-	2,821,249	2,821,249

Balance at December 31, 2020	$39,745,000	$(1,675,015)	$38,069,985

The accompanying notes are an integral part of these consolidated financial statements.

THMS HOLDINGS, LLC AND SUBSIDIARIES
Consolidated Statements of Cash Flows
Year Ended December 31, 2020 and Period
from April 30, 2019 (Inception) to December 31, 2019

	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$2,821,249	$(4,496,264)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	638,084	370,887
Amortization of intangibles	2,568,205	1,611,966
Amortization of debt issuance cost	131,086	87,390
Change in fair value of interest rate swap contract	198,430	243,935
Bad debt expense	17,337	26,515
Changes in operating assets and liabilities:
Accounts receivable	(3,512,107)	1,120,651
Inventories	1,670,839	900,919
Prepaid expenses and other current assets	(389,042)	(5,932)
Other assets	(503,872)	(40,600)
Accounts payable and accrued liabilites	3,190,749	(832,293)
Net cash provided by (used in) operating activities	6,830,957	(1,012,826)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(347,693)	(210,321)
Business acquisition, net of cash acquired	(2,561,400)	(67,855,444)
Net cash used in investing activities	(2,909,093)	(68,065,765)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings on line of credit	-	1,669,263
Payments on line of credit	(1,369,263)	(300,000)
Borrowings on long-term debt	-	30,275,000
Payments on long-term debt	(1,578,206)	(1,134,844)
Loan issuance costs	-	(673,789)
Contributions from members	-	39,495,000
Net cash provided by (used in) financing activities	(2,947,469)	69,330,630

Net increase in cash and cash equivalents	974,395	252,039
Cash and cash equivalents at beginning of period	252,039	-

Cash and cash equivalents at end of period	$1,226,434	$252,039

SUPPLEMENTAL INFORMATION:
Cash paid for interest	$2,860,433	$2,095,169
NON-CASH INVESTING ACTIVITES
Class AA units issued in acquistition (Note 2)	$250,000	$-

The accompanying notes are an integral part of these consolidated financial statements.

THMS HOLDINGS, LLC AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2020 and 2019

1. ORGANIZATION

THMS Holdings, LLC and Subsidiaries (collectively, the “Company”), is a Delaware limited liability company established on April 30, 2019.  The Company is in the business of manufacturing, designing, assembling, packaging and shipping boating equipment and accessories.  The Company sells to retail wholesalers in addition to operating a physical storefront.  The Company also manufacturers metal and plastic moldings which are used in further production of marine supply equipment.

2. CHANGE IN ACCOUNTING PRINCIPLE

The Company has recorded a change in accounting principle as of and for the year ended December 31, 2020, as the Company now meets the definition of a public business entity based on Accounting Standards Update (“ASU”) No. 2013-12 since the financial statements will be included in a 8-K filing of OneWater Marine, Inc. and therefore, must be prepared in accordance with Regulation S-X requirements. The consolidated financial statements have been updated to reverse prior elections to apply certain private company guidance related to business combinations and the separation of customer related intangibles and the amortization of goodwill. The consolidated statements of operations were also revised to separately state depreciation expense. The following summarizes the impact on the financial statement amounts.

The following illustrates the impact on the consolidated balance sheet:

	As of December 31, 2020
	As previously reported	Adjustment	Restated
Goodwill	$32,592,761	$(18,059,399)	$14,533,362
Intangible assets, net	9,191,111	21,388,718	30,579,829
Accumulated deficit	(5,004,334)	3,329,319	(1,675,015)
Members' equity	34,740,666	3,329,319	38,069,985

The following illustrates the impact on the consolidated statement of operations:

	For the Year Ended December 31, 2020
	As previously reported	Adjustment	Restated
Selling, general, and administrative	$19,952,849	$(2,661,376)	$17,291,473
Depreciation	-	638,084	638,084
Total operating expenses	20,234,452	(2,023,292)	18,211,160
Income from operations	3,656,422	2,023,292	5,679,714
Net income	797,957	2,023,292	2,821,249

The following illustrates the impact on the consolidated statement of changes in members’ equity:

	For the Year Ended December 31, 2020
	As previously reported	Adjustment	Restated
Net income	$797,957	$2,023,292	$2,821,249

THMS HOLDINGS, LLC AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2020 and 2019

2. CHANGE IN ACCOUNTING PRINCIPLE (CONTINUED)

The following illustrates the impact on the consolidated statement of cash flows:

	For the Year Ended December 31, 2020
	As previously reported	Adjustment	Restated
Amortization of intangibles	$686,667	$1,881,538	$2,568,205
Amortization of goodwill	3,904,830	(3,904,830)	-
Net income	797,957	2,023,292	2,821,249

3. ACQUISITIONS

First Source Marine

Effective January 17, 2020, the Company purchased a majority of the assets of First Source Marine (“First Source”).  The total purchase consideration was $2,811,400, and consisted of $2,561,400 of cash and $250,000 rollover equity of Class AA shares.  In connection with the acquisition, the Company incurred $281,603 of acquisition costs that were expensed as incurred.  These acquisition costs are included in the accompanying consolidated statement of operations for the year ended December 31, 2020.

The acquisition was accounted for using the acquisition method of accounting and, accordingly, the accompanying consolidated statement of operations for the year ended December 31, 2020 includes the results of operations of First Source beginning January 17, 2020.  The acquisition of First Source was recorded by allocating the total purchase consideration to the fair value of the net assets acquired, including intangible assets.  The purchase consideration exceeded the fair value of the assets resulting in goodwill of $296,803. The goodwill recorded as part of the acquisition primarily reflects the expectation of opportunities from the market that have potential for growth. The Company does expect to deduct goodwill for tax purposes in future years.

The purchase consideration for First Source was allocated to the net assets acquired as follows:

Assets:
Inventory	$198,610
Property and equipment	255,987
Trademarks	800,000
Customer relations	1,260,000
Goodwill	296,803

Assets acquired	$2,811,400

THMS HOLDINGS, LLC AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2020 and 2019

3. ACQUISITION (CONTINUED)

T-H Marine Supplies

On April 30, 2019, the Company entered into an Asset Purchase and Contribution Agreement to acquire substantially all of the assets of T-H Marine Supplies, Inc.  Total consideration was $68,618,631 paid with cash.  The following table summarizes the allocation of the purchase price to the assets acquired and liabilities assumed based on their fair values.  The excess of the purchase price over the fair value of assets acquired and liabilities assumed was recorded as goodwill. The goodwill recorded as part of the acquisition primarily reflects the expectation of opportunities from the market that have potential for growth. The Company does not expect to deduct goodwill for tax purposes in future years.

Assets:
Cash	$763,187
Accounts receivable	5,390,112
Inventory	14,301,917
Prepaids and other current assets	488,697
Property and equipment	3,279,790
Other assets	2,611
Trademark	9,500,000
Customer relations	23,200,000
Goodwill	14,236,559
Total assets acquired	71,162,873

Liabilities:
Accounts payable	1,676,185
Accrued liabilities and other payables	868,057
Total liabilities assumed	2,544,242

Net assets acquired	$68,618,631

The estimated fair value of accounts receivable approximates their contract value.  The fair value of trademark was based on a relief from royalty method using a three-year average of non-licensed sales, a royalty rate of 2.5% and a discount rate of 16%. The fair value of the customer relations was based on a multi-period excess earnings method using projected discounted cash flows over a 20-year period, a discount rate of 17.6% and a net customer attrition rate of 5.0%

The Company incurred transaction related expenses of $2,146,844 that were expensed as incurred. These acquisition costs are included in the accompanying consolidated statement of operations for the period from April 30, 2019 (inception) to December 31, 2019.

Information needed to report pro-forma revenue and earnings of the combined entity as though the business combination occurred as of the beginning of the year is impracticable and is therefore not included.

THMS HOLDINGS, LLC AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2020 and 2019

4. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of THMS Holdings, LLC and its wholly-owned subsidiary, T-H Marine Supplies, LLC, and its wholly-owned subsidiaries, Innovative Plastics, LLC, and CMC Marine, LLC.  All intercompany transactions have been eliminated upon consolidation.

Basis of Presentation

These consolidated financial statements are presented on the accrual basis of accounting in accordance with U.S. GAAP.

Use of Estimates and Assumptions

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported revenues and expenses during the reporting period.  The Company believes the estimates and assumptions utilized are reasonable; however, actual results could differ from these estimates.

Recent Account Pronouncements

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842).  The standard increases transparency and comparability among organizations by recognizing lease assets and lease liabilities in the consolidated balance sheets and disclosing key information about lease agreements.  In June 2020, the FASB issued ASU 2020-05 delaying the effective date for Topic 842 to years beginning after December 15, 2021 and interim reporting periods beginning after December 15, 2022. The Company is currently evaluating the effect the provisions of this ASU will have on the consolidated financial statements.

In January 2017, the FASB issued ASU No. 2017-04, Simplifying the Test for Goodwill Impairment. ASU No. 2017-04 simplifies how an entity is required to test goodwill for impairment by eliminating Step 2 from the goodwill impairment test.  ASU No. 2017-04 (as amended) is effective for interim or annual goodwill impairment tests in fiscal years beginning after December 15, 2022.  Early adoption is permitted for interim or annual impairment tests performed on testing dates after January 1, 2017.  The Company is currently assessing the effect that ASU No. 2017-04 (as amended) will have on its consolidated financial statements.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments – Measurement of Credit Losses on Financial Instruments, which requires measurement and recognition of expected credit losses for financial assets held. ASU 2016-13 is effective for the Company beginning January 1, 2023 and is required to be applied prospectively. The Company is currently assessing the effect that ASU 2016-13 will have on its consolidated financial statements.

Cash and Cash Equivalents

The Company considers all highly-liquid instruments with original maturities of three months or less to be cash equivalents.  The Company maintains cash balances in bank accounts that may, at times, exceed federally insured limits.  At December 31, 2020, the Company had approximately $1,082,000 of uninsured cash balances.  There were no uninsured balances as of December 31, 2019.  Management periodically assesses the financial condition of these institutions for the purpose of assessing credit risk.  The Company has not experienced any losses and believes it is not exposed to any significant credit risk on cash and cash equivalents.

THMS HOLDINGS, LLC AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2020 and 2019

4. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Accounts Receivable

The Company's accounts receivable is recorded when billed or accrued and is stated at the amount management expects to collect from outstanding balances.  The Company performs credit evaluations of its customers' financial condition and generally does not require collateral from its customers.  The Company maintains an allowance for doubtful accounts for estimated losses resulting from the inability or unwillingness of its customers to make required payments, which is based on various factors, including accounts receivable aging, customer creditworthiness, type of customer and historical bad debts.  These evaluations require significant judgment and additional allowances may be required if the financial condition of the customers deteriorates and results in their inability to make payments.  Past-due receivable balances are written off when the Company's collection efforts have been unsuccessful in collecting the amount due. The allowance for doubtful accounts was $255,126 and $299,081 as of December 31, 2020 and 2019, respectively.

The Company records an allowance for doubtful accounts to cover both current and anticipated future losses.  Uncollectible amounts are charged against the allowance account.  For the year ended December 31, 2020 and the period from April 30, 2019 (inception) to December 31, 2019, the Company recognized bad debt expense of $17,337 and $26,515, respectively, on its accounts receivable arising from contracts with customers.

Inventories

The Company's inventories are stated at the lower of cost or net realizable value.  Cost is determined on a standard cost basis using the first-in, first-out method.  Net realizable value is calculated based on estimated selling price less costs of completion, disposal, and transportation.  Appropriate consideration is given to obsolescence, excessive levels, deterioration, and other factors in evaluating net realizable value.

Property and Equipment

Property and equipment are recorded at cost and depreciated using the straight-line method and accelerated methods over the estimated useful lives of the assets as follows:

Machinery and equipment	5-7 years
Vehicles	5 years

Leasehold improvements are amortized over the shorter of the lease term or the economic life of the asset.  Major additions and improvements are capitalized, while replacements, maintenance and repairs, which do not improve or extend the life of the respective assets, are expensed as incurred.

Goodwill and Intangible Assets

Goodwill represents the excess of the purchase price over the fair value of the net assets acquired.  Goodwill is accounted for in accordance with FASB Accounting Standards Codification (“ASC”) Topic 350, Intangibles-Goodwill and Other. The Company does not amortize goodwill but tests for impairment on an annual basis and whenever events and circustances indicate that the carrying amount may not be recoverable. For the year ended December 31, 2020 and the period from April 30, 2019 (inception) to December 31, 2019, there was no impairment of goodwill.

Intangible assets with estimable useful lives are amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment in accordance with ASC Topic 360-10, Impairment or Disposal of Long-lived Assets. The Company determined that its intangible assets were not impaired as of December 31, 2020 and 2019.

THMS HOLDINGS, LLC AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2020 and 2019

4. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Impairment of Long-Lived Assets

In accordance with ASC Topic 360-10, Impairment or Disposal of Long-lived Assets, the Company periodically reviews the carrying value of its long-lived assets, such as property and equipment and intangible assets, to test whether current events or circumstances indicate that such carrying value may not be recoverable.  If the tests indicate that the carrying value of the asset is greater than the expected cash flows to be generated by such assets, then an impairment adjustment is recognized for the excess of the carrying value over fair value.  There was no impairment of property and equipment during the year ended December 31, 2020 and the period from April 30, 2019 (inception) to December 31, 2019.

Fair Value of Financial Instruments

In accordance with the reporting requirements of ASC Topic 825-10-50, Disclosures about Fair Value of Financial Instruments, the Company calculates the fair value of its assets and liabilities which qualify as financial instruments under this statement and includes this additional information in the notes to consolidated financial statements when the fair value is different than the carrying value of those financial instruments.  The estimated fair values of accounts receivable are based on management’s assessment of net realizable value.  The estimated fair value of accounts payable approximates their carrying value due to the short maturity of these liabilities.  The estimated fair value of the notes payable also approximates its carrying value because the terms are comparable to similar lending arrangements in the marketplace.

Debt Issuance Costs

Loan origination fees are deferred and amortized on a straight-line basis, which approximates the effective interest method, over the term of the loan and are reported as a direct reduction of the carrying amount of the related debt.  Amortization of debt issuance costs is reported as a component of interest expense.

Revenue Recognition

The Company has analyzed the provisions of FASB ASC Topic 606, Revenue from Contracts with Customers, and has concluded that no changes are necessary to conform with the new standard.  The Company's sales primarily contain only one delivery element.  The Company records sales from its product when the control of these items is transferred to the customer, which is normally upon shipment.  Revenue is recognized when orders leave the warehouse or its retail location.  The Company's payment terms are typically 30 days.  The Company recognizes revenue from its sales in the amount it expects to be entitled, net of rebates, allowances and returns.

Shipping and handling costs associated with outbound freight, after control over a product has transferred to a customer, are accounted for as a fulfillment cost and are included in cost of sales when the related revenue is recognized.

Sales taxes assessed by governmental authorities that are both imposed on and concurrent with a specific revenue producing transaction, and are collected by the Company from a customer, are excluded from revenues and cost of sales in the consolidated statement of operations.

THMS HOLDINGS, LLC AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2020 and 2019

4. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Advertising Costs

Advertising and other marketing costs are expensed when incurred and totaled $1,253,669 and $1,117,705 for the year ended December 31, 2020 and the period from April 30, 2019 (inception) to December 31, 2019, respectively.  These costs are included in the consolidated statements of operations as selling, general, and administrative expenses.

Share-based Compensation

The Company recognizes share-based compensation expense by measuring the cost of services to be rendered based on the grant-date fair value of the equity award.  For stock-based compensation for which restrictions lapse with the passage of time, compensation cost is recognized on a straight-line basis over the period between the issue date and the date that the restrictions lapse.  Compensation expense is recognized for restricted shares with performance measures when the performance measure is probable of being achieved.

Income Taxes

As a limited liability company, the Company is not subject to federal or state income taxes.  Instead, the members are liable for federal and state income taxes on the Company's taxable income. The Company accounts for interest and penalties relating to uncertain tax positions in the current statement operations within income taxes, if necessary.  The Company has evaluated its tax positions and determined it has no uncertain income tax positions as of December 31, 2020.

Derivative and Hedging Activities

The Company uses derivative instruments (interest rate swap agreements) to manage its interest rate risk.  They are not used for trading or speculative purposes.  The interest rate swap is designed as cash flow hedges that is utilized to convert the variable interest rate on the Company's note payable to Cadence Bank to a fixed rate.

Fair Value of Financial Instruments

The Company values its financial assets and liabilities based on the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.  In order to increase consistency and comparability in fair value measurements, a fair value hierarchy that prioritizes observable and unobservable inputs is used to measure fair value into three broad levels, which are described below:

Level 1:	Quoted prices (unadjusted) in active markets that are accessible at the measurement date for identical assets or liabilities. The fair value hierarchy gives the highest priority to Level 1 inputs.

Level 2:
Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities, quoted prices in inactive markets or model-derived valuations in which all significant inputs are observable or can be derived principally from or corroborated with observable market data.

Level 3:	Unobservable inputs are used when little or no market data is available. The fair value hierarchy gives the lowest priority to Level 3 inputs.

THMS HOLDINGS, LLC AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2020 and 2019

4. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Value of Financial Instruments - continued

In determining fair value, the Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible as well as considers counterparty credit risk in its assessment of fair value.

The interest rate swap derivative liability, a financial liability is carried at fair value at December 31, 2020 and is classified as Level 2 as described above.

The fair value of the interest rate swap is determined using observable market inputs such as current interest rates, and considers nonperformance risk of the Company and that of its counterparties.

5. INVENTORIES

Inventories consisted of the following at December 31:

	2020	2019

Raw materials	$7,309,809	$7,925,744
Work-in-process	533,384	245,503
Finished goods	4,085,576	5,229,751

Inventories, net	$11,928,769	$13,400,998

6. PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at December 31:

	2020	2019

Machinery and equipment	$3,798,366	$3,288,625
Vehicles	79,000	76,000
Leasehold improvements	216,425	125,486
	4,093,791	3,490,111
Less: accumulated depreciation	(1,008,971)	(370,887)

Property and equipment, net	$3,084,820	$3,119,224

Depreciation expense for the year ended December 31, 2020 and the period from April 30, 2019 (inception) to December 31, 2019, was $638,084 and $370,887, respectively. Depreciation expense is included in operating expenses in the accompanying consolidated statement of operations

THMS HOLDINGS, LLC AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2020 and 2019

7. GOODWILL AND INTANGIBLES

At December 31, 2020 customer relations and trademark consist of the following:

	Estimated Useful Life	Amount	Accumulated Amortization	Net Intangible Assets
Customer relations	13 years	$24,460,000	$(3,071,282)	$21,388,718

Trademarks	15 years	10,300,000	(1,108,889)	9,191,111

		$34,760,000	$(4,180,171)	$30,579,829

For the year ended December 31, 2020 and the period from April 30, 2019 (inception) to December 31, 2019, amortization expense of intangible assets was $2,568,205 and $1,611,966, respectively.

Future amortization expense of intangible assets as of December 31, 2020 is as follows:

2021	$2,568,205
2022	2,568,205
2023	2,568,205
2024	2,568,205
2025	2,568,205
Thereafter	17,738,804

$30,579,829

8. NOTES PAYABLE

Credit Agreement

On April 30, 2019, the Company entered into a credit agreement with Cadence Bank (the "Credit Agreement").  The Credit Agreement includes a term loan of $20,175,000 (the "Term Loan") and a revolving credit facility with availability up to $6,000,000 (the "Revolving Credit Facility").  The Credit Agreement matures on April 30, 2024.  The Company used the proceeds from the Term Loan and borrowings of $1,669,263 from the Revolving Credit Facility to fund a portion of the consideration paid for the business acquisition described in Note 2.

The Revolving Credit Facility includes a $2,000,000 letter of credit facility.  The Company can borrow against the Revolving Credit Facility through April 30, 2024.  There was $1,369,263 of borrowings against the Revolving Credit Facility at December 31, 2019.  There were no borrowings under the Revolving Credit Facility at December 31, 2020.

The Term Loan is payable in quarterly principal installments of $378,281 through March 31, 2021 increasing to $504,375 through March 31, 2023 and $756,563 through March 31, 2024.  The Company can make optional prepayments of principal at any time.  The Company is required to make mandatory prepayments of principal in the event of certain transactions including raising proceeds from equity agreements.  Further, the Company is required to make principal payments equal to 50% of excess cash flow, as defined, or 25% of excess cash flow in the event that the Company is not in default and the total leverage ratio, as defined, is less than 1.5 to 1.0.

THMS HOLDINGS, LLC AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2020 and 2019

8. NOTES PAYABLE (CONTINUED)

Credit Agreement - continued

The Credit Agreement bears interest, at the Company's option, at the lessor of the maximum rate or the applicable rate, as defined.  In the event of a default, the applicable interest rate will be increased by 2.0%.  The interest rate in effect at December 31, 2020 and 2019 was 4.00% and 2.38% per annum, respectively.

The Company incurred debt issuance costs of $471,789 associated with the Credit Agreement.  The debt issuance costs are being amortized to interest expense over the term of the Credit Agreement.  The Company recognized amortization expense of $94,357 and $62,905 for the year ended December 31, 2020 and the period from April 30, 2019 (inception) to December 31, 2019, respectively.

The Credit Agreement is subject to certain financial covenants of which the Company was in compliance at December 31, 2020 and 2019.  The Credit Agreement is secured by substantially all of the Company's assets.

In May 2019, the Company entered into an interest rate swap contract relating to the interest payable on the Term Loan.  The Company has elected not to designate the interest rate swap contract as a cash flow hedge and therefore, gains and losses on the contract as well as the other offsetting gains or losses on the hedge items attributable to the hedged risk are recognized in current earnings.  The interest rate swap contract term is through April 2024 with the first repayment in May 2019, and descending balances following the amortization schedule of the Term Loan.  Under the interest rate swap contract, the Company pays interest at fixed rates and receives interest at the one-month LIBOR.  The swap is designed to hedge the risk of changes in interest payments on the Term Loan caused by changes in LIBOR.

ASC 815-10, Derivatives and Hedging, require derivative instruments to be measured at fair value and recorded on the balance sheet as either an asset or liability.  As of December 31, 2020 and 2019 a liability of $442,365 and $243,935 was recorded, respectively.  The change in the fair value of the interest rate swap contract is included in interest expense in the consolidated statement of operations for the year ended December 31, 2020 and period from April 30, 2019 (inception) to December 31, 2019.

The following summarizes the interest rate swap in effect at December 31, 2020:

	Interest rate
	Paid	Received	Amount Outstanding	Fair value	Maturity date
Term loan	4.00%	LIBOR	$17,461,951	$(442,365)	4/30/2024

Subordinated Debt

On April 30, 2019, the Company entered into a promissory note agreement in the amount of $2,600,000 with the principal Class A Unit holder and a related company and a promissory note agreement in the amount of $7,500,000 with a Class A Unit holder (the "Subordinated Debt"), the proceeds of which were used as a portion of the consideration paid for the business acquisition described in Note 2.  The Subordinated Debt bears interest at 14% per annum, which is payable quarterly.  The principal balance is due on October 30, 2024.  The Subordinated Debt is subordinated to the Credit Agreement.

THMS HOLDINGS, LLC AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2020 and 2019

8. NOTES PAYABLE (CONTINUED)

Subordinated Debt, continued

The Company incurred debt issuance costs of $202,000 associated with the Subordinated Debt.  The debt issuance costs are being amortized to interest expense over the term of the Subordinated Debt.  At December 31, 2020 and 2019, the Company recognized amortization expense of $36,728 and $24,485, respectively.

The Subordinated Debt is subject to certain covenants including, but not limited to, a fixed charge coverage ratio and a total leverage ratio of which the Company was in compliance with at December 31, 2020 and 2019.  The Subordinated Debt is secured by substantially all of the Company's assets.

The following summarizes the carrying amounts of the Company's long term debt as of December 31, 2020:

	Current portion	Long-term portion	Debt issuance costs, net	Long-term portion, net	Total

Credit agreement	$1,891,406	$15,570,545	$(314,527)	$15,256,018	$17,147,424

Subordinated debt	-	10,100,000	(140,787)	9,959,213	9,959,213
	$1,891,406	$25,670,545	$(455,314)	$25,215,231	$27,106,637

Future maturities of long-term debt for the five years subsequent to December 31, 2020 are as follows:

2021	$1,891,406
2022	2,017,500
2023	2,774,063
2024	20,878,982
$27,561,951

9. MEMBERS’ EQUITY

The Company is governed by a Board of Mangers (“Board”), which is authorized to exercise all powers of the Company.  The Company is authorized to issue Class A units, Class AA units, Class P-1 units and Class P-2 units.  Net income or loss is allocated among the members in accordance with the operating agreement unless otherwise required under the Internal Revenue Code or the applicable Treasury Regulations.

The Class A units are entitled to a preferred return of 8% per annum which compounds annually on the sum of any unreturned capital plus any unpaid preferred return.  The accumulated preferred return totaled $5,405,211 and $2,079,269 as of December 31, 2020 and 2019 respectively.

Outstanding and issued membership units as of December 31, 2020 follows:

Class A Units	39,450
Class AA Units	500
Class P-1 Units	832
Class P-2 Units	832

THMS HOLDINGS, LLC AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2020 and 2019

9. MEMBERS’ EQUITY (CONTINUED)

On April 30, 2019, the Company adopted the THMS Holdings, LLC Profits Interest Plan.  During 2019, the Company issued 832 Class P-1 profits units and 832 Class P-2 profits units to a member of management.  On that date, the Class P-1 units vested immediately.  The Class P-2 units vest upon continuing service through the date that the Class A unit holders receive accumulated distributions equal to 250% of their initial capital amounts.  The value of the Class P Units granted in 2019 was not material.

10. COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company leases its facilities under non-cancelable operating leases.  All such leases have varying minimum terms, but all minimum terms expire by August 2025.  For the year ended December 31, 2020 and the period from April 30, 2019 (inception) to December 31, 2019, lease expense under operating leases totaled $1,041,412 and $660,031, respectively.

Future minimum lease payments under non-cancelable operating leases as of December 31, 2020 were as follows:

2021	$908,771
2022	882,639
2023	735,164
2024	297,332
2025	8,000

$2,831,906

Litigation

The Company is involved in various legal proceedings which arise from time to time in the normal course of business.  While the ultimate results of such matters generally cannot be predicted with certainty, management does not expect any such matters to have a material adverse effect on the consolidated financial position and results of operations of the Company.

11. RETIREMENT PLAN

The Company has a 401(k) plan for substantially all employees who have been employed for greater than one year.  Employees can make voluntary contributions up to federally designated limits.  The Company matches up to 3% of eligible employee contributions.  The Company's 401(k) expenses for the year ended December 31, 2020 and the period from April 30, 2019 (inception) to December 31, 2019 was $183,882 and $113,071, respectively.

12. RELATED PARTY

The Company has management services agreements with certain members that hold 80% of the Company's outstanding Class A membership units.  Under these agreements, the members will provide management consulting services to the Company through the date that the members no longer have an equity ownership in the Company or through a date that the members and the Company agree to terminate the agreements.  The Company pays an aggregate annual fee equal to the greater of $400,000 or approximately 4% of earnings before interest, taxes, depreciation and amortization, as defined.  The Company is also charged for certain expenses.  Total management fees for the year ended December 31, 2020 and the period from April 30, 2019 (inception) to December 31, 2019 were $359,307 and $200,410, respectively.

THMS HOLDINGS, LLC AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2020 and 2019

13. SUBSEQUENT EVENTS

In accordance with ASC Topic 855, Subsequent Events, the Company has evaluated events and transactions occurring after December 31, 2020, the consolidated balance sheet date, through April 28, 2021, the date the consolidated financial statements were available to be issued, and determined that there were no such events or transactions which would require recognition or disclosure in the accompanying consolidated financial statements other than that described below.

On January 28, 2021, the Company acquired BHP Marine for total estimated consideration of $583,990. BHP Marine has a proprietary product line and is an online retailer of marine anchoring and mooring products. The Company is in the process of accounting for this transaction.